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                                                                 Exhibit 10.63

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 1, 1997 by and between GENE LOGIC INC., a Delaware corporation (the "Company") and Victor M. Markowitz, a California resident ("Markowitz").

                                    RECITAL:

         The Company desires to secure the services of Markowitz and Markowitz desires to perform such services for the Company on the terms and conditions as set forth in this Agreement.

         NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company shall employ Markowitz as Vice President, GENE LOGIC Bioinformatics Systems and Markowitz hereby accepts such employment and such position. Markowitz shall devote his full time, ability, attention, knowledge and skill to performing all duties as Vice President, GENE LOGIC Bioinformatics Systems, as lawfully assigned or delegated to him by the Senior Vice President and Chief Scientific Officer of GENE LOGIC INC. Markowitz will report to the Senior Vice President and Chief Scientific Officer.

         2. Base Salary. In consideration for Markowitz's services to the Company during the term of his employment under this Agreement, Markowitz shall receive an annual base salary of no less than $150,000. The annual base salary will be prorated for any partial year of employment on the basis of a 365-day fiscal year. Base salary shall be paid in equal, bi-weekly installments from which the Company shall withhold and deduct all applicable federal and state income, social security, disability and other taxes as required by applicable laws.

         3. Incentive Stock Options. Upon commencement of the term of employment engaged by this Agreement, the Company shall grant to Markowitz incentive stock options to purchase 120,000 shares of the Company's common stock at a purchase price of $0.30 per share. These incentive stock options will be subject to vesting at a rate of 1/48th each month for 48 months. An additional 20,000 shares of any unvested incentive stock options held by Markowitz pursuant to this Subsection 3 shall automatically become vested when a registration statement for the sale of securities of the Company to the public becomes effective or upon any merger of the Company or sale of the Company or all or substantially all of its assets.

         4. Additional Compensation and Benefits.
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                  4.1 Upfront Bonus. Upon the execution of this Agreement, the
Company shall pay to Markowitz a cash bonus in the amount of $25,000.

                  4.2 Annual Performance Bonus. During each calendar year while this Agreement remains in force, commencing September 1, 1998, Markowitz shall receive, in addition to the base salary specified in Section 2 above, a performance bonus based upon achievement of goals mutually agreed by Markowitz and the Senior Vice President and Chief Scientific Officer of the Company. The amount of such bonus for 1998 shall be $30,000 in cash; thereafter any annual bonus shall be in such amount determined by the Company.

                  4.3 Medical Benefits, Vacation and Sick Leave. Markowitz shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive no less than twenty
(20) days of paid vacation per year on the same basis as the Company's other senior executives.

                  4.4 Pension Plan. Markowitz shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

         5. Confidentiality and Proprietary Inventions Agreement. As a condition of this Agreement, Markowitz shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions a copy of which is attached as Exhibit A.

         6. Term of Employment. Subject to the provisions of Section 7, the term of the employment engaged by this Agreement shall be a period of four (4) years commencing on September 1, 1997 and ending on August 31, 2001, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term.

         7. Termination of Employment.

                  7.1 For Cause. The Company may terminate this Agreement, effective immediately upon written notice to Markowitz, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Markowitz commits any material act of dishonesty, fraud or embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Markowitz in the event of termination of Markowitz's employment under this Subsection 7.1 shall be limited to the payment of Markowitz's salary and benefits through the effective date of termination.

                  7.2 Without Cause. The Company may terminate this Agreement without cause upon thirty (30) days' written notice to Markowitz. Upon any termination
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of this Agreement without cause by the Company, the Company shall pay to
Markowitz as severance pay in one lump sum an amount equal to three (3) months of his then current salary in addition to such other compensation to which Markowitz may be entitled prior to the date of termination.

                  7.3 By Markowitz. Markowitz reserves the right to terminate this employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Markowitz in the event of termination of Markowitz's employment under this Subsection 7.3 shall be limited to the payment of Markowitz's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.

         8. Miscellaneous.

                  8.1 Modification. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

                  8.2 Entire Agreement. This Agreement including Exhibit A constitutes the entire agreement between the Company and Markowitz pertaining to the subject matter hereof and supersedes all prior or contemporaneous written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

                  8.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

         8.4 Waiver. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.

         8.5 Costs of Enforcement. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fees associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

         8.6 Notices. All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:
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                  To the Company:           GENE LOGIC INC.
                                            10150 Old Columbia Road
                                            Columbia, MD 20146

                  To Markowitz:             Victor Markowitz
                                            1016 Curtis Street
                                            Albany, CA 94706

or to such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.

"Company"                                   "Employee"

GENE LOGIC INC.
a Delaware corporation

By:/s/ Keith O. Ellison                      By: /s/ Victor M. Markowitz
   -----------------------------                ------------------------------
Keith O. Elliston                               Victor M. Markowitz

Senior Vice President
and Chief Scientific Officer